UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2020

REBEL GROUP INC.

(Exact name of registrant as specified in its charter)

Florida	333-177786	45-3360079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7500A Beach Road, Unit 12-313, The Plaza Singapore	199591
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code +6562941531

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

 Item 8.01 Other Events.

Rebel Group, Inc. (the “Company”) is filing this Current Report on Form 8-K in compliance with and in reliance upon the SEC Order issued pursuant to Section 36 of the Securities Exchange Act of 1934, as amended, granting Exemptions from Specified Provisions of the Exchange Act and Certain Rules thereunder (SEC Release No. 34-88465 on March 25, 2020) (the “Relief Order”). Set forth below are the reasons for the delays in the completion of the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Annual Report”), estimated filing dates of the Annual Report, and new CODID-19 related risk disclosure.

The Company previously announced that it expected to file its Annual Report within the extension period afforded by SEC Rule 12b-25. As a result of the increasing challenges associated with the COVID-19 outbreak, the Company does not expect to file the Annual Report until after such extension period. The Company filed a Current Report on Form 8-K today which outlines the Company’s reliance on the relief from the original filing deadline provided by the SEC, and the Annual Report filing extension permitted thereunder. The extension of time is necessary due to unanticipated delays being experienced by the Company in providing the information associated with the audit of the Company’s financial statements. Considering the lack of time for the compilation, attesting and review of the information required to be presented and the importance of markets and investors receiving materially accurate information in the Annual Report, the Company expects to file the Annual Report no later than May 14, 2020.

Additional Risk Factor

Potential Impact of the COVID-19 Outbreak. Beginning in late 2019, there were reports of the COVID-19 (coronavirus) outbreak originating in China, prompting government-imposed quarantines, cessation of certain travel and business closures. It is presently unknown whether and to what extent the Company’s operations may be affected if the pandemic persists for an extended period of time. It is also possible that the outbreak will cause additional disruptions to the Company’s operations and prospects. The Company may incur significant delays, reductions in revenue and increases in expenses relating to such events outside of its control. The outbreak precludes customers and potential customers from attending the Company events, which adversely affects the Company’s ability to generate new revenue. Moreover, the Company expects that the impact of the COVID-19 outbreak on the United States and world economies will have a material adverse affect on the demand for its event offerings. Any and all of the foregoing could have a material adverse impact on its business, operating results and financial condition. Further, there can be no assurance that the Company would be able to secure additional financing in the future in the event that it requires additional capital. We currently believe that our financial resources will be adequate to see us through the outbreak. However, in the event that we do need to raise capital in the future, the outbreak-related instability in the securities markets could adversely affect our ability to raise additional capital.

Special Note Concerning Forward Looking Statements

This filing contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward looking statements are based upon the Company’s present intent, beliefs or expectations, including, among others, the Company’s estimates relating to the filing of the 2019 Annual Report, its ability to sustain its operations without disruptions or delays, but forward-looking statements are not guaranteed to occur and may not occur for various reasons and circumstances. You should not place undue reliance upon the Company’s forward-looking statements. Except as required by law, the Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Current Report.

Item 9.01. Financial Statements and Exhibits

N/A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REBEL GROUP INC.

Dated: April 14, 2020	/s/ Aan Yee Leong, Justin
	Name:	Aan Yee Leong, Justin
	Title:	Chief Executive Officer